UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 15, 2004

Consolidated Natural Gas Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3196	54-1966737
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

On November 15, 2004, Consolidated Natural Gas Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with ABN AMRO Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as Representatives named in the Underwriting Agreement for the sale of $400,000,000 aggregate principal amount of the Company’s 2004 Series A 5.0% Senior Notes Due 2014. Such Senior Notes, which are designated the 2004 Series A 5.0% Senior Notes Due 2014, are a portion of the $1.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on April 23, 2002 (File No. 333-85580). A copy of the Underwriting Agreement including exhibits is filed as Exhibit 1 to this Form 8-K.

The form of the Sixth Supplemental Indenture to the Company’s April 1, 2001 Senior Indenture, pursuant to which the 2004 Series A 5.0% Senior Notes Due 2014 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

1	Underwriting Agreement, dated November 15, 2004, between the Company and ABN AMRO Incorporated, J.P. Morgan Securities Inc. and UBS Securities LLC, as Representatives named in the Underwriting Agreement.

4.1	Senior Indenture, dated as of April 1, 2001, between the Company and The Bank of New York as Trustee (successor trustee to Bank One Trust Company, N.A.), (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3, Registration No. 333-52602).

4.2	Form of Sixth Supplemental Indenture to the Senior Indenture pursuant to which the 2004 Series A 5.0% Senior Notes Due 2014 will be issued. The form of the 2004 Series A 5.0% Senior Note Due 2014 is included as Exhibit A to the form of the Sixth Supplemental Indenture.

12	Statement re Computation of Ratios.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ G. Scott Hetzer
G. Scott Hetzer Senior Vice President and Treasurer

Date: November 16, 2004